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                                                                   EXHIBIT 23(d)

                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

     H. J. Gruy and Associates, Inc. hereby consents to the incorporation by reference in this Registration Statement on Form S-3 of our reserve report dated March 4, 1996, relating to the estimated quantities of certain of the Company's proved reserves of oil and gas and the related estimates of future net revenue and present values thereof for certain periods, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as well as in the Notes to the Consolidated Financial Statements of the Company in such annual report. We also consent to the reference to us under the heading of "Experts" in such Registration Statement.



                                       H.J. GRUY AND ASSOCIATES, INC.


                                       /s/ H.J. Gruy and Associates, Inc.
                                       -----------------------------------

Houston, Texas
March 19, 1996